POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Wayne W. Murdy, Bruce D. Hansen, Britt D. Banks and W. Durand Eppler, each of them acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his name and on his behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont Mining Corporation (the "Corporation") to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his name in any and all capacities (including his capacity as an officer of the Corporation) to (i) the Registration Statement on Form S-3 and any amendments thereto (including post-effective amendments) registering the issuance from time to time of shares of common stock of the Corporation upon exercise of the Franco-Nevada Class A Warrants and the Franco-Nevada Class B Warrants, (ii) the Registration Statements on Form S-3 (File Nos. 333-59141, 333-82671, 333-65810, 333-87100) and any amendments thereto (including post-effective amendments) registering the issuance from time to time pursuant to Rule 415 of securities of the Corporation and (iii) any and all instruments or documents filed as part of or in connection with such Registration Statements or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.


          IN WITNESS WHEREOF, the undersigned has subscribed these presents as of the 28th day of May, 2002.

              Signature                     Title


         /s/ David W. Peat                  Vice President and Global Controller
--------------------------------------         (Principal Accounting Officer)
            David W. Peat